D E N N Y ’ S C O R P O R AT I O N INVESTOR PRESENTATION O C T O B E R T H R O U G H D E C E M B E R 2 0 2 3

FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES

The Company urges caution in considering its current trends and any outlook on earnings disclosed either in this presentation or in its press releases. In addition, certain matters discussed in either this presentation or related press releases may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny's Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as "expect", "anticipate", "believe", "intend", "plan", "hope", "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date this presentation was published or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: economic, public health and political conditions that impact consumer confidence and spending; commodity and labor inflation; the ability to effectively staff restaurants and support personnel; the Company's ability to maintain adequate levels of liquidity for its cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of its customers, suppliers, franchisees and lenders to access sources of liquidity to provide for their own cash needs; competitive pressures from within the restaurant industry; the Company's ability to integrate and derive the expected benefits from its acquisition of Keke's Breakfast Cafe; the level of success of the Company's operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment and geopolitical events (including acts of war and terrorism); and other factors from time to time set forth in the Company's SEC reports and other filings, including but not limited to the discussion in Management's Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company's Annual Report on Form 10-K for the year ended December 28, 2022 (and in the Company's subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

The presentation includes references to the Company's non-GAAP financials measures. All such measures are designated by an asterisk (*). The Company believes that, in addition to U.S. generally accepted accounting principles (GAAP) measures, certain non-GAAP financial measures are appropriate indicators to assist in the evaluation of operating performance and liquidity on a period-to-period basis. The Company uses Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. Adjusted EBITDA is also used in the calculation of financial covenant ratios in accordance with the Company's credit facility. Adjusted Free Cash Flow is also used as a non-GAAP liquidity measure by Management to assess the Company's ability to generate cash and plan for future operating and capital actions. Management believes that the presentation of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Free Cash Flow provide useful information to investors and analysts about the Company's operating results, financial condition or cash flows. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income, net income per share, net cash provided by (used in) operating activities, or other financial performance and liquidity measures prepared in accordance with U.S. generally accepted accounting principles. See Appendix for non-GAAP reconciliations to the following GAAP measures:

$ Millions *(except per share amounts)*	2018	2019	2020	2021	2022	YTD Sep 2023
Operating Income	$73.6	$165.0	$6.7	$104.1	$60.6	$45.1
Net Income (Loss)	$43.7	$117.4	($5.1)	$78.1	$74.7	$17.0
Net Income (Loss) per Share	$0.67	$1.90	($0.08)	$1.19	$1.23	$0.30
Cash Provided By (Used In):						
Operating Activities	$73.7	$43.3	($3.1)	$76.2	$39.5	$50.8
Investing Activities	($32.0)	$105.0	$4.7	$29.0	($86.6)	($3.0)
Financing Activities	($41.6)	($150.0)	($1.0)	($78.5)	$20.0	($50.2)

2

Q3 2023 HIGHLIGHTS 𝟏 Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non- consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company’s results as reported under GAAP. * See Appendix for reconciliation of Net Income (Loss) and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures, as well as the reconciliation of Operating Income (Loss) to Non-GAAP Financial Measures. 3 $114.2M Total Operating Revenue Denny’s Domestic System-Wide Same-Restaurant Sales 1 $22.2M 15.5% Increase vs Prior Year Quarter Adjusted EBITDA* Portfolio Share RepurchasesAdjusted Free Cash Flow* $12.0M 37.5% Increase vs Prior Year Quarter $16.5M 1.7M Shares Repurchased Total Debt to Adjusted EBITDA* Leverage Ratio 2.99x % of Denny’s Domestic Units Operating at Least 18 Hours Per Day 93% At End of Quarter 1.8% Versus 2022 Seven New Openings Including Two International Openings One New Opening

DENNY’S INC.

D E N N Y ’ S D O M E S T I C AV E R A G E W E E K LY S A L E S 3 & S A M E - R E S TA U R A N T S A L E S 1 $3.8 $4.1 $4.2 $8.4 $8.0 $7.9 $8.8 $8.1 $7.0 $7.2 $7.0 $6.5 $6.1 $6.5 $6.5 $6.2 $6.0 $0.4 $1.1 $1.0 $1.0 $0.9 $0.9 $0.9 $1.1 $1.1 $1.0 $1.0 $29.7 $30.0 $26.5 $6.4 $14.4 $15.4 $17.3 $25.3 $26.2 $27.0 $25.2 $28.3 $28.1 $28.9 $29.1 $30.3 $29.6 $33.6 $34.1 $30.8 $14.9 $22.4 $23.3 $26.6 $34.5 $34.3 $35.2 $33.1 $35.7 $35.1 $36.5 $36.7 $37.5 $36.5 1% 2% -6% -57% -34% -33% -20% -1% 0% 1% -2% 2% 2% 3% 8% 3% 2% -70% -50% -30% -10% 10% 30% $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 D om es tic S ys te m -W id e S am e- R es ta ur an t S al es 1 A ve ra ge W ee kl y S al es ( $0 00 s) 3 Denny's Off-Premise Sales Virtual Brands Off-Premise Sales Denny's On-Premise Sales Denny's Total Sales Denny's Domestic System-Wide Same-Restaurant Sales 𝟏 Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company’s results as reported under GAAP. 𝟐 2021 and 2022 Denny’s domestic system-wide same-restaurant sales 1 are versus 2019. 𝟑 Domestic average weekly sales reflect sales for company and franchised restaurants on Denny’s proprietary point of sale (POS) system. Denny’s Q3 ‘23 Domestic Average Weekly Sales Outperformed Q3 ‘22 by 3.9% 2 5

DENNY’S OFF-PREMISE SALES 52% 47% 46% 44% 42% 43% 44% 42% 41% 43% 41% 43% 50% 52% 53% 56% 55% 54% 56% 57% 56% 56% 5% 3% 3% 2% 2% 2% 2% 1% 1% 1% 2% 0% 20% 40% 60% 80% 100% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Domestic Off-Premise Sales By Channel Delivery - Online Dispatch Delivery - 3rd Party (Includes Virtual Brands) Carry Out 𝟏 Data for the Fiscal Third Quarter 2023. The Burge r Den i s cu r ren t ly ac t i ve i n ove r 1 ,200 domes t ic l o ca t ions . The Me l tdown i s cu r ren t l y ac t i ve i n ove r 1 ,000 domes t i c l oca t ions . 68% 51% 24% 34%32% 49% 76% 66% 0% 20% 40% 60% 80% 100% Dine In Off-Premise The Burger Den The Meltdown Sales Mix by Daypart1 Breakfast & Lunch Dinner & Late-Night 60% 63% 69% 69% 40% 37% 31% 31% 0% 20% 40% 60% 80% Dine In Off-Premise The Burger Den The Meltdown Sales Mix Weekday vs. Weekend1 Weekday Weekend Off-Premise Sales Over-Index At the Dinner & Late-Night Dayparts, Which Are More Popular With Younger Generations and More Diverse Guests. 6

7𝟏 Data through Fiscal September ended September 27, 2023. Total of 1,422 Restaurants in the U.S. with Strongest Presence in California, Texas, Florida, and Arizona 1 Top 10 U .S . Marke ts 1 DMA Number of Restaurants Los Angeles 172 Houston 66 Phoenix 66 Dallas/Ft. Worth 53 Sacramento/Stockton 44 Orlando/Daytona 40 San Francisco/Oakland 39 San Diego 38 Miami/Ft. Lauderdale 34 Las Vegas 33 % of Domestic System 41% DENNY’S DOMESTIC FOOTPRINT 3 25 2 6 5 5 1 6

8 I n t e rna t iona l Foo tp r in t 1 Country Number of Restaurants United States 1,422 Canada 86 Puerto Rico 16 Mexico 15 Philippines 15 New Zealand 7 Honduras 6 United Arab Emirates 5 Guatemala 4 Costa Rica 3 El Salvador 3 Guam 2 Indonesia 2 Curaçao 1 United Kingdom 1 Total System 1,588 International Presence of 166 Restaurants in 14 Countries and U.S. Territories Grown by ~91% Since Year End 2010 1 𝟏 Data through Fiscal September ended September 27, 2023. DENNY’S INTERNATIONAL FOOTPRINT

9 Well Diversified, Experienced, and Energetic Group of 210 Franchisees 1 • 35 franchisees with more than 10 restaurants each collectively comprise approximately 66% of the franchise system. • Approximately 20% of our franchisees operate multiple concepts1 providing a well-rounded perspective within the industry. Ownersh ip o f 1 ,522 Franch isee Res taurants 1 Number of Franchised Units Number of Franchisees Franchisees as % of Total Total Franchised Units Franchised Units as % of Total 1 75 36% 75 5% 2–5 72 34% 224 15% 6–10 28 13% 221 15% 11–15 13 6% 167 11% 16–30 9 4% 185 12% >30 13 6% 650 43% Total 210 100% 1,522 100% 𝟏 Data through Fiscal September ended September 27, 2023. DENNY'S STRONG PARTNERSHIP WITH FRANCHISEES

KEKE’S

KEKE’S FOOTPRINT AND PERFORMANCE 11 63 3 3 1 Total of 56 Restaurants Across Florida with Heavy Concentrations in the Orlando and Tampa Areas1 𝟏 Data through Fiscal September ended September 27, 2023. 𝟐 Keke’s data is annualized based on the reported Average Unit Volumes following acquisition. Ownership o f 48 Franchisee Res taurants 1 Number of Franchised Units Number of Franchisees Franchisees as % of Total Total Franchised Units Franchised Units as % of Total 1 9 47% 9 19% 2–5 8 42% 24 50% 6–10 2 11% 15 31% Total 19 100% 48 100% 8 Company and 48 Franchised Restaurants $1.7 $1.2 $1.6 $1.8 $1.6 $1.2 $1.9 $1.8 $0.0 $1.0 $2.0 $3.0 2019 2020 2021 2022 $M s System Restaurant AUVs Comparison Denny's Keke's 22 18 2

DENNY’S CORPORATION

HISTORY OF CONSISTENTLY RETURNING CAPITAL TO SHAREHOLDERS $50 $25 $25 $3.9 $21.6 $22.2 $24.7 $36.0 $105.8 $58.7 $82.9 $67.9 $96.2 $34.2 $30.6 $64.9 $35.9 Q4 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 ASR Total Share Repurchases In $ Millions• During Q3 2023, we allocated approximately $16.5 million to share repurchases. • Since late 20101, we have repurchased over 65 million shares at an average of $10.43 per share resulting in a 46% net reduction in our share count. • Approximately $117 million remaining under existing repurchase authorization2. 𝟏 Data from November 2010 through Fiscal September ended September 27, 2023. 𝟐 Data through Fiscal September ended September 27, 2023. Includes 1% excise tax on the value of corporate share repurchases (net of issuance). Average Price of $10.43 Multi-year share repurchase program suspended from February 2020 through August 2021 Over $685 Million Allocated Towards Share Repurchases Since We Started Returning Capital to Shareholders in late 2010 1 2 13

SOLID BALANCE SHEET WITH FLEXIBILITY $240.2 $198.1 $170.0 $153.0 $140.0 $195.0 $218.5 $259.0 $286.5 $240.0 $210.0 $170.0 $261.5 $248.1 $23.1 $22.5 $20.1 $20.1 $18.8 $20.7 $27.1 $30.2 $30.6 $16.5 $15.4 $12.7 $11.2 $10.5 3.5x 2.7x 2.4x 2.2x 1.9x 2.5x 2.5x 2.8x 3.0x 2.7x 2.1x 3.4x 3.0x 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 4.0x 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Q3 2023 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 To ta l D eb t ( $ M ill io ns ) Finance Leases Credit Facility Total Debt / Adjusted EBITDA* 2 Disciplined Focus on Debt Leverage with Financial Flexibility to Make Brand Investments & Return Capital to Shareholders Target Total Debt / Adjusted EBITDA* Leverage Ratio Range of 2.5x to 3.5x 1 Total Debt / Adjusted EBITDA* leverage ratio was waived starting in Q2 ’20 through Q1 ‘21. 2 Increased borrowings under the credit facility in 2022 are primarily due to the Keke’s acquisition. * See Appendix for reconciliation of Net Income (Loss) and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures, as well as the reconciliation of Operating Income (Loss) to Non-GAAP Financial Measures 14 Debt amendments provided temporary covenant relief 1

STRATEGIC PRIORITES C • Create leading edge solutions with technology & innovation R • Robust new Restaurant growth as the franchisor of choice A • Assemble best in class people and teams through culture, tools & systems V • Validate & optimize the business model to maximize restaurant margins E • Elevate profitable traffic through the guest experience & uniquely craveable food 15

APPENDIX

17 $1.8 $1.9 $2.0 $2.1 $2.2 $2.3 $2.3 $2.3 $2.5 $1.8 $2.7 $3.0 $0.0 $1.0 $2.0 $3.0 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 $M s Denny’s Company Restaurant AUVs $1.4 $1.4 $1.4 $1.5 $1.6 $1.6 $1.6 $1.6 $1.7 $1.2 $1.6 $1.7 $0.0 $1.0 $2.0 $3.0 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 $M s Denny’s Franchised Restaurant AUVs History of Steady Growth in Franchised and Company Average Unit Volumes Refranchising Strategy Benefited AUVs at Both Franchised and Company Restaurants in 2019 DENNY’S FRANCHISED AND COMPANY RESTAURANT SALES

18 Approximately $500 Million in Adjusted Free Cash Flow* Generated Over Last 12 Fiscal Years Adjusted Free Cash Flow* Impacted by ~$21 Million of Real Estate Acquisitions Between 2019 and 2021 ¹ Includes cash interest expense, net and cash payments of approximately $1.9 million, $3.3 million, and $1.8 million for dedesignated interest rate swap derivatives for full year 2020, 2021, and 2022, respectively. * See Appendix for reconciliation of Net Income (Loss) and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures, as well as the reconciliation of Operating Income (Loss) to Non-GAAP Financial Measures. ~$11 ~$10 $17 $12 $9 $8 $8 $11 $15 $20 $18 $18 $17 $15 $1 $2 $3 $4 $5 $3 $6 $3 $24 $0 $10 $9 $16 $16 $21 $22 $33 $34 $31 $32 $25 $18 $13 $82 $79 $78 $83 $89 $100 $103 $105 $97 $27 $86 $78 $48 $49 $45 $49 $42 $52 $51 $50 $30 $2 $41 $41 $0 $20 $40 $60 $80 $100 $120 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 $ M ill io ns Real Estate Acquisitions Cash Interest Cash Taxes Cash Capital Adjusted EBITDA* Adjusted Free Cash Flow* Cash capital expenditures include real estate acquisitions through like- kind exchange transactions 1 ADJUSTED FREE CASH FLOW*

19 Robert P. Verostek, Executive Vice President, Chief Financial Officer. Joined Denny’s in 1999 and served in numerous leadership positions across the Finance and Accounting teams. Named Vice President of Financial Planning and Analysis in 2012 and Chief Financial Officer in 2020. Prior experience includes various accounting roles for Insignia Financial Group. Kelli A. Valade, Chief Executive Officer. Prior to joining Denny's in June 2022, served as CEO of Red Lobster, CEO of Black Box Intelligence, and held various management positions at Chili’s including Brand President, Chief Operating Officer and Senior Vice President of Human Resources. Jay C. Gilmore, Senior Vice President, Chief Accounting Officer and Corporate Controller. Joined Denny’s in 1999 as Director of Accounting and Assistant Corporate Controller and was named Senior Vice President, Chief Accounting Officer and Corporate Controller in 2021. Prior experience includes serving as a Senior Manager with KPMG LLP. Gail S. Myers, Executive Vice President, Chief Legal Officer, Chief People Officer and Secretary. Prior to joining Denny’s in 2020, served as Executive Vice President, General Counsel, Secretary and Chief Compliance Officer for American Tire Distributors, Inc., Senior Vice President, Deputy General Counsel and Chief Compliance Counsel at U.S. Foods and Senior Vice President, General Counsel and Secretary at Snyder's-Lance, Inc. David P. Schmidt, President of Keke’s Breakfast Café. Prior to joining Keke’s in September 2022, served as CFO of Red Lobster and worked for Bloomin’ Brands where he held various leadership roles throughout his tenure including Group Vice President and CFO of Bloomin’ Brand’s Casual Dining. Stephen C. Dunn, Executive Vice President, Chief Global Development Officer. Prior to joining Denny’s in 2004, held executive-level positions with Church's Chicken, El Pollo Loco, Mr. Gatti's, and TCBY. Earned the distinction of Certified Franchise Executive by the International Franchise Association Educational Foundation. Served as an Infantry Officer in the United States Army. EXPERIENCED AND COMMITTED LEADERSHIP TEAM Pankaj Patra, Executive Vice President, Chief Digital and Technology Officer. Prior to joining Denny’s in 2023, served as Chief Information Officer and Senior Vice President at Brinker International, Inc. and brings 25 years of experience as an innovative enterprise technology architect, digital strategist and information technology leader.

20 1 Includes 53 operating weeks. $ Millions 2018 2019 20201 2021 2022 YTD Sep 2023 Net Income (Loss) $43.7 $117.4 ($5.1) $78.1 $74.7 $17.0 Provision for (Benefit from) Income Taxes 8.6 31.8 (2.0) 26.0 24.7 5.3 Operating (Gains) Losses and Other Charges, Net 2.6 (91.2) 1.8 (46.1) (1.0) 2.5 Other Nonoperating Expense (Income), Net 0.6 (2.8) (4.2) (15.2) (52.6) 9.5 Share‐Based Compensation Expense 6.0 6.7 7.9 13.6 11.4 8.5 Deferred Compensation Plan Valuation Adjustments (1.0) 2.6 1.6 2.1 (2.2) 0.8 Interest Expense, Net 20.7 18.5 18.0 15.1 13.8 13.3 Depreciation and Amortization 27.0 19.8 16.2 15.4 14.9 10.9 Cash Payments for Restructuring Charges and Exit Costs (1.1) (2.6) (3.0) (1.8) (1.1) (1.7) Cash Payments for Share‐Based Compensation (1.9) (3.6) (4.6) (1.8) (5.1) (3.1) Adjusted EBITDA $105.3 $96.8 $26.6 $85.6 $77.5 $62.9 Adjusted EBITDA Margin % 16.7% 17.9% 9.2% 21.5% 17.0% 18.0% RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP FINANCIAL MEASURES

$ Millions	2018	2019	2020[1]	2021	2022	YTD Sep 2023
Net Cash Provided By (Used In) Operating Activities	$73.7	$43.3	($3.1)	$76.2	$39.5	$50.8
Capital Expenditures	(22.0)	(14.0)	(7.0)	(7.4)	(11.8)	(5.5)
Acquisition of Restaurants and Real Estate[2]	(10.4)	(11.3)	-	(10.4)	(0.8)	(1.2)
Cash Payments for Restructuring Charges and Exit Costs	(1.1)	(2.6)	(3.0)	(1.8)	(1.1)	(1.7)
Cash Payments for Share-Based Compensation	(1.9)	(3.6)	(4.6)	(1.8)	(5.1)	(3.1)
Deferred Compensation Plan Valuation Adjustments	(1.0)	2.6	1.6	2.1	(2.2)	0.8
Other Nonoperating Expense (Income), Net	0.6	(2.8)	(4.2)	(15.2)	(52.6)	9.5
Gains (Losses) on Investments	0.0	0.2	0.1	(0.0)	(0.3)	0.1
Gains (Losses) on Early Termination of Debt and Leases	0.2	0.0	(0.2)	0.5	0.0	-
Amortization of Deferred Financing Costs	(0.6)	(0.6)	(0.9)	(1.1)	(0.6)	(0.5)
Gains (Losses) and Amortization on Interest Rate Swap Derivatives, Net	-	-	2.2	12.6	55.0	(10.8)
Interest Expense, Net	20.7	18.5	18.0	15.1	13.8	13.3
Cash Interest Expense, Net[3]	(19.6)	(17.6)	(18.0)	(17.2)	(14.9)	(12.4)
Deferred Income Tax Expense	(6.2)	(16.0)	(4.0)	(14.1)	(14.7)	(0.4)
Decrease (Increase) in Tax Valuation Allowance	(0.1)	2.9	3.0	5.0	(0.5)	-
Provision for (Benefit from) Income Taxes	8.6	31.8	(2.0)	26.0	24.7	5.3
Income Taxes Paid, Net	(3.3)	(24.1)	(0.0)	(9.9)	(9.3)	(6.5)
Changes in Operating Assets and Liabilities						
Receivables	4.7	2.0	(6.4)	(1.4)	5.9	(8.2)
Inventories	(0.1)	(1.7)	(0.1)	3.9	0.5	(3.2)
Other Current assets	(0.9)	4.1	3.9	(7.5)	1.1	(0.7)
Other Noncurrent Assets	(0.0)	4.6	1.8	1.9	2.1	0.9
Operating Lease Assets and Liabilities	-	0.6	(0.8)	1.5	0.7	0.5
Accounts Payable	5.1	5.2	10.7	(6.6)	(3.9)	7.1
Other Accrued Liabilities	(0.8)	10.0	9.1	(15.5)	8.8	1.3
Other Noncurrent Liabilities	4.4	(1.9)	5.5	5.5	6.5	2.1
Adjusted Free Cash Flow	$50.0	$29.8	$1.6	$40.8	$40.7	$37.3

[1] Includes 53 operating weeks.
[2] For 2022, amounts include cash paid for the acquisition of a Denny's franchise restaurant and exclude capital paid for the acquisition of Keke's. For the year-to-date period ended September 27, 2023, amounts include cash paid for the acquisition of a piece of real estate.
[3] Includes cash interest expense (income), net and cash payments (receipts) of approximately $1.9 million, $3.3 million, $1.8 million and ($0.2) million for dedesignated interest rate swap derivatives for full year 2020, 2021, 2022 and year-to-date 2023, respectively.

21

RECONCILIATION OF NET INCOME (LOSS) AND NET CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP FINANCIAL MEASURES

$ Millions (except per share amounts)	2018	2019	2020[1]	2021	2022	YTD Sep 2023
Adjusted EBITDA	$105.3	$96.8	$26.6	$85.6	$77.5	$62.9
Adjusted EBITDA Margin %	16.7%	17.9%	9.2%	21.5%	17.0%	18.0%
Cash Interest Expense, Net[2]	(19.6)	(17.6)	(18.0)	(17.2)	(14.9)	(12.4)
Cash Paid for Income Taxes, Net	(3.3)	(24.1)	(0.0)	(9.9)	(9.3)	(6.5)
Cash Paid for Capital Expenditures and Acquisition of Restaurants and Real Estate[3]	(32.4)	(25.3)	(7.0)	(17.7)	(12.6)	(6.7)
Adjusted Free Cash Flow	$50.0	$29.8	$1.6	$40.8	$40.7	$37.3
Net Income (Loss)	$43.7	$117.4	($5.1)	$78.1	$74.7	$17.0
(Gains) Losses and Amort. on Interest Rate Swap Derivatives, Net	-	-	(2.2)	(12.6)	(55.0)	10.8
(Gains) Losses on Sales of Assets and Other, Net	(0.5)	(93.6)	(4.7)	(47.8)	(3.4)	(2.1)
Impairment Charges	1.6	-	4.1	0.4	1.0	1.8
Tax Effect[4]	(0.2)	24.1	0.7	15.0	14.3	(2.5)
Adjusted Net Income (Loss)	$44.6	$47.9	($7.2)	$33.1	$31.6	$25.1
Diluted Net Income (Loss) Per Share	$0.67	$1.90	($0.08)	$1.19	$1.23	$0.30
Adjustments Per Share	$0.01	($1.13)	($0.04)	($0.69)	($0.71)	$0.14
Adjusted Net Income (Loss) Per Share	$0.68	$0.77	($0.12)	$0.50	$0.52	$0.44
Diluted Weighted Average Shares Outstanding (000's)	65,562	61,833	60,812	65,573	60,879	56,973

[1] Includes 53 operating weeks.
[2] Includes cash interest expense (income), net and cash (receipts) payments of approximately $1.9 million, $3.3 million, $1.8 million and ($0.2) million for dedesignated interest rate swap derivatives for full year 2020, 2021, 2022 and year-to-date 2023, respectively.
[3] For 2022, amount includes cash paid for capital expenditures and the acquisition of a Denny's franchise restaurant, and excludes capital paid for the acquisition of Keke's. For the year-to-date period ended September 27, 2023, amounts include cash paid for capital expenditures and the acquisition of a piece of real estate.
[4] Tax adjustments for full year 2018 use full year effective tax rates of 16.4%. Tax adjustments for the gains on sales of assets and other, net in 2019 are calculated using an effective rate of 25.7%. Tax adjustments for full year 2020, 2021, 2022 and year-to-date 2023 reflect an effective tax rate of 25.6%, 25.0%, 24.9%, and 23.3%, respectively.

22

RECONCILIATION OF OPERATING INCOME TO NON-GAAP FINANCIAL MEASURES

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. The Company uses Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and these three non-GAAP measures are used to evaluate operating effectiveness.

The Company defines Restaurant-level Operating Margin as operating income excluding the following three items: general and administrative expenses, depreciation and amortization, and operating (gains), losses and other charges, net. Restaurant-level Operating Margin is presented as a percent of total operating revenue. The Company excludes general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office. The Company excludes depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants. The Company excludes special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Restaurant-level Operating Margin is the total of Company Restaurant Operating Margin and Franchise Operating Margin. The Company defines Company Restaurant Operating Margin as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. The Company defines Franchise Operating Margin as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise and other fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue.

These non-GAAP financial measures provide a meaningful comparison between periods and enable investors to focus on the performance of restaurant-level operations by excluding revenues and costs unrelated to food and beverage sales in addition to corporate general and administrative expense, depreciation and amortization, and operating (gains), losses and other charges, net. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles. Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin do not accrue directly to the benefit of shareholders because of the aforementioned excluded items and are not indicative of the overall results for the Company.

$ Millions	2018	2019	2020[1]	2021	2022	YTD Sep 2023
Operating Income	$73.6	$165.0	$6.7	$104.1	$60.6	$45.1
General and Administrative Expenses	63.8	69.0	55.0	68.7	67.2	58.5
Depreciation and Amortization	27.0	19.8	16.2	15.4	14.9	10.9
Operating (Gains) Losses and Other Charges, Net	2.6	(91.2)	1.8	(46.1)	(1.0)	2.5
Restaurant-Level Operating Margin	$167.1	$162.7	$79.7	$142.1	$141.6	$117.0
Restaurant-Level Operating Margin Consists Of:						
Company Restaurant Operating Margin	63.2	48.0	3.6	28.1	20.3	22.5
Franchise Operating Margin	104.0	114.7	76.1	114.0	121.3	94.4
Restaurant-Level Operating Margin	$167.1	$162.7	$79.7	$142.1	$141.6	$117.0

[1] Includes 53 operating weeks.

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